                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement                / /  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                              AUSPEX SYSTEMS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ /  $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14a-6(i)(1), or 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        _

     (2)  Form, Schedule or Registration Statement No.:

        _

     (3)  Filing Party:

        _

     (4)  Date Filed:

        _

                              AUSPEX SYSTEMS, INC.
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD DECEMBER 6, 1996

TO THE STOCKHOLDERS OF AUSPEX SYSTEMS, INC.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of AUSPEX SYSTEMS, INC., a Delaware corporation (the "Company"), will be held at 9:00 a.m., local time, on Friday, December 6, 1996, at the Santa Clara Convention Center, 5001 Great America Parkway, Conference Room 207, Santa Clara, California 95054, for the following purposes:

          1. To elect three (3) Class I directors of the Company each to serve for a two-year term.

          2. To ratify the appointment of Arthur Andersen LLP as independent auditors of the Company for the fiscal year ending June 30, 1997.

          3. To transact such other business as may properly come before the meeting or any postponements or adjournments thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     Only stockholders of record at the close of business on October 9, 1996 are entitled to notice of and to vote at the Annual Meeting.

     All stockholders are cordially invited to attend the Annual Meeting in person; however, to ensure your representation at the meeting you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage prepaid envelope enclosed for that purpose. YOU MAY REVOKE YOUR PROXY IN THE MANNER DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT AT ANY TIME BEFORE IT HAS BEEN VOTED AT THE ANNUAL MEETING. ANY STOCKHOLDER ATTENDING THE ANNUAL MEETING MAY VOTE IN PERSON EVEN IF HE OR SHE HAS RETURNED A PROXY.

                                          By Order of the Board of Directors,

                                          /s/  Henry P. Massey, Jr.
                                          Henry P. Massey, Jr.
                                          Secretary

Santa Clara, California
October 22, 1996

                              AUSPEX SYSTEMS, INC.

                            PROXY STATEMENT FOR THE
                      1996 ANNUAL MEETING OF STOCKHOLDERS
                            ------------------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

     The enclosed proxy is solicited on behalf of AUSPEX SYSTEMS, INC. (the "Company") for use at the Annual Meeting of Stockholders to be held on Friday, December 6, 1996 at 9:00 a.m., local time, or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Santa Clara Convention Center, 5001 Great America Parkway, Conference Room 207, Santa Clara, California 95054. The telephone number at that location is (408) 748-7000. When proxies are properly dated, executed and returned, the shares they represent will be voted at the meeting in accordance with the instructions of the stockholder. If no specific instructions are given, the shares will be voted for the election of the three Class I nominees for directors set forth herein, for the ratification of the appointment of Arthur Andersen LLP as independent auditors as set forth herein and at the discretion of the proxy holders upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

     These proxy solicitation materials and the Annual Report to Stockholders for the fiscal year ended June 30, 1996, including financial statements, were first mailed on or about October 22, 1996, to all stockholders entitled to vote at the meeting.

RECORD DATE AND VOTING SECURITIES

     Stockholders of record at the close of business on October 9, 1996 are entitled to notice of and to vote at the Annual Meeting. At the record date, 24,496,725 shares of the Company's Common Stock, $.001 par value, were issued and outstanding. No shares of the Company's Preferred Stock were outstanding.

REVOCABILITY OF PROXIES

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing with the Secretary of the Company at or before the taking of the vote at the Annual Meeting a written notice of revocation bearing a later date than the proxy, (ii) duly executing a later dated proxy relating to the same shares and delivering it to the Secretary of the Company at or before the taking of the vote at the Annual Meeting or (iii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). Any written notice of revocation or subsequent proxy should be delivered to Auspex Systems, Inc. at 5200 Great America Parkway, Santa Clara, California 95054, Attention: Secretary, or hand-delivered to the Secretary of the Company at or before the taking of the vote at the Annual Meeting.

VOTING AND SOLICITATION

     On all matters, each share has one vote.

     The cost of soliciting proxies will be borne by the Company. Arrangements will be made with custodians, nominees and fiduciaries for the forwarding of proxy solicitation materials to beneficial owners of shares held of record by such custodians, nominees and fiduciaries. The Company will reimburse such custodians, nominees and fiduciaries for reasonable expenses incurred in connection therewith. In addition, proxies may be solicited by directors, officers and employees of the Company in person or by telephone, telegram or other means of communication. No additional compensation will be paid for such services.

QUORUM; ABSTENTIONS; BROKER NON-VOTES

     The required quorum for the transaction of business at the Annual Meeting is a majority of the votes eligible to be cast by holders of shares of Common Stock issued and outstanding on the Record Date. Shares that are voted "FOR", "AGAINST" or "WITHHELD FROM" on a matter are treated as being present at the meeting for purposes of establishing a quorum and are also treated as shares entitled to vote at the Annual Meeting (the "Votes Cast") with respect to such matter.

     While there is no definitive statutory or case law authority in Delaware as to the proper treatment of abstentions, the Company believes that abstentions should be counted for purposes of determining both (i) the presence or absence of a quorum for the transaction of business and (ii) the total number of Votes Cast with respect to a proposal (other than the election of directors). In the absence of controlling precedent to the contrary, the Company intends to treat abstentions in this manner. Accordingly, abstentions will have the same effect as a vote against the proposal.

     In a 1988 Delaware case, Berlin v. Emerald Partners, the Delaware Supreme Court held that, while broker nonvotes should be counted for the purpose of determining the presence or absence of a quorum for the transaction of business, broker non-votes should not be counted for the purpose of determining the number of Votes Cast with respect to the particular proposal on which the broker has expressly not voted. Accordingly, the Company intends to treat broker non-votes in this manner. Thus, a broker non-vote will not affect the outcome of the voting on a proposal.

STOCKHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

     The Company currently intends to hold its 1997 Annual Meeting of Stockholders in December 1997 and to mail Proxy Statements relating to such meeting in October 1997. The date by which stockholder proposals must be received by the Company for inclusion in the Proxy Statement and form of proxy for its 1997 Annual Meeting of Stockholders, is June 24, 1997. Such stockholder proposals should be submitted to Auspex Systems, Inc. at 5200 Great America Parkway, Santa Clara, California 95054, Attention: Secretary.

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

NOMINEES

     Pursuant to the Company's Restated Certificate of Incorporation, the Board of Directors is divided into two classes. The directors are elected to serve staggered two-year terms, such that the term of one class of directors expires each year. The Company currently has five directors divided among the two classes as follows: Class I -- W. Frank King, David F. Marquardt and Bruce N. Moore; and Class II -- Laurence B. Boucher and R. Stephen Cheheyl. Three Class I directors are to be elected at the Annual Meeting for a two-year term ending at the Annual Meeting in 1998 or when their successors are elected.

     Unless otherwise instructed, the proxy holders will vote the proxies received by them for the three (3) Class I nominees named below. In the event that any such nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for a nominee who shall be designated by the present Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as will assure the election of as many of the nominees listed below as possible, and, in such event, the specific nominees to be voted for will be determined by the proxy holders. The Company is not aware of any nominee who will be unable or will decline to serve as a director. Each director elected at this Annual Meeting will serve until the term of that director's class expires or until such director's successor has been duly elected and qualified.

VOTE REQUIRED

     The three (3) nominees in Class I receiving the highest number of affirmative votes of the shares entitled to be voted shall be elected to the Board of Directors. An abstention will have the same effect as a vote withheld for the election of directors, and pursuant to Delaware law, a broker non-vote will not be treated as voting in person or by proxy on the proposal.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE NOMINEES LISTED BELOW.

     The names of the directors, certain information about them and their ages as of September 30, 1996 are set forth below:

                                                                                 DIRECTOR    TERM
        NAME OF DIRECTOR          AGE        POSITION(S) WITH THE COMPANY         SINCE     EXPIRES   CLASS
--------------------------------  ---   ---------------------------------------  --------   -------   -----
NOMINEES FOR CLASS I DIRECTOR
W. Frank King...................  56    Director                                   1994       1998       I
David F. Marquardt..............  47    Director                                   1989       1998       I
Bruce N. Moore..................  45    Chief Executive Officer, President and     1995       1998       I
                                        Director
DIRECTORS WHOSE TERMS CONTINUE
Laurence B. Boucher.............  53    Director                                   1987       1997      II
R. Stephen Cheheyl..............  50    Director                                   1995       1997      II

Nominees for Class I Director:

     Dr. W. Frank King has served as a director of the Company since October 1994. Dr. King is President of Pencom Software, the software development and systems integration division of Pencom Systems Incorporated, a software development, systems integration and technical recruiting organization, and has served in that position since October 1992. From April 1992 to October 1992, Dr. King was a consultant to Pencom Software. Prior to that from March 1988 to April 1992, Dr. King was Senior Vice President of the Software Business group at Lotus Development Corporation. Dr. King joined Lotus following 19 years at IBM, where he served most recently as Vice President of Development for the Personal Computing Division. Dr. King is also a director of Weitek Corporation, State of the Art, Excalibur Technologies and SystemSoft.

     Mr. David F. Marquardt has served as a director of the Company since April 1989. Since August 1995, Mr. Marquardt has been a general partner at August Capital which is a private venture capital partnership. Since August 1980, Mr. Marquardt has been a general partner of various Technology Venture Investors entities, which are private venture capital limited partnerships. Mr. Marquardt is also a director of Microsoft Corporation, Farallon Computing, Inc. and Visioneer, Inc.

     Mr. Bruce N. Moore joined the Company in June 1995 as President, Chief Operating Officer and as a director of the Company. Mr. Moore has served as Chief Executive Officer of the Company since January 1996. Mr. Moore joined Auspex from Diasonics Ultrasound, Inc., a provider of diagnostic ultrasound equipment, where he held the position of President and CEO. His eleven-year career at Diasonics included senior management positions in marketing and business development. Prior to his tenure at Diasonics, Mr. Moore held senior sales and marketing positions in the computer industry. He began his career as a sales representative with IBM.

Directors Whose Terms Continue:

     Mr. Laurence B. Boucher is a founder of the Company and served as President, Chief Executive Officer and as a director since the Company's inception in December 1987. In June 1995, he relinquished the role of President upon the arrival of Mr. Bruce Moore. In January 1996, Mr. Boucher also relinquished the rule of Chief Executive Officer to Mr. Moore. Mr. Boucher was a founder of Adaptec, Inc., a manufacturer of high performance I/O products for microcomputers, peripherals and related products, and from May 1981 to December 1986, he was the Chief Executive Officer and a director of that company. He continues to be a director of Adaptec, Inc. From January 1980 to May 1981, he was a director of Design Services at Shugart Associates, a disk drive manufacturer, where he conceived the idea of the SCSI interface and wrote its initial specifications. Prior to January 1980, Mr. Boucher spent 11 years at IBM in various capacities.

     Mr. R. Stephen Cheheyl has served as a director of the Company since April 1995. Mr. Cheheyl has served as an Executive Vice President of Bay Networks, Inc. ("Bay Networks") since October 1994 when Bay Networks was formed through the merger of Wellfleet Communications, Inc. ("Wellfleet") and Synoptics Communications Inc. From December 1990 to October 1994, Mr. Cheheyl served as Senior Vice President, Finance and Administration, of Wellfleet. From July 1988 to December 1990, Mr. Cheheyl served as an independent management consultant specializing in strategy and finance. Mr. Cheheyl also serves as a director of On Technology Corporation, Software 2000 Inc. and Sapient Corporation.

BOARD OF DIRECTOR MEETINGS AND COMMITTEES

     The Board of Directors of the Company held a total of seven (7) meetings during the fiscal year ended June 30, 1996. No director attended fewer than 75% of the total number of meetings of the Board of Directors, or committees of the Board of Directors on which he served, held during the fiscal year or such shorter period as he may have served as a director. The Board of Directors has an Audit Committee, a Compensation Committee and a Stock Option Committee. The Board of Directors does not have a nominating committee or any committee performing similar functions.

     The Audit Committee, which consisted of Mr. John A. Downer and Mr. Wendell Van Auken until the Annual Stockholders meeting held in December 1995 and Mr. Cheheyl and Dr. King for the remainder of fiscal year 1996, held two meetings during the fiscal year. This committee is primarily responsible for approving the services performed by the Company's independent auditors and for reviewing and evaluating the Company's accounting principles and its system of internal accounting controls.

     The Compensation Committee, which consisted of Messrs. Downer and Marquardt until the Annual Stockholders meeting held in December 1995 and Dr. King and Mr. Marquardt for the remainder of fiscal year 1996, held a total of six (6) meetings during the fiscal year. This committee reviews and approves the Company's executive compensation policies and approves all stock option grants to executive officers and grants over 10,000 shares to other employees.

     The Stock Option Committee, which consisted of Messrs. Boucher and Moore in fiscal year 1996, held no meetings during the fiscal year but acted monthly by unanimous written consent. This committee is primarily responsible for approving all stock option grants to employees other than executive officers and grants of less than 10,000 shares.

BOARD OF DIRECTOR COMPENSATION

     Directors who are not employees of the Company receive compensation for their services as directors at the rate of $2,000 per quarter and $1,000 per board of director or committee meeting attended. Generally, Compensation Committee meetings are held just prior to or just after regularly scheduled board of director meetings and directors are not separately compensated for attending such committee meetings. Non-employee directors are automatically granted an initial option to purchase 16,000 shares of the Company's Common Stock and thereafter annual options to purchase 4,000 shares of the Company's Common Stock pursuant to the terms of the Company's 1993 Directors' Stock Option Plan (the "Directors' Plan"). Pursuant to the Directors' Plan, on July 1, 1996, Mr. Cheheyl, Dr. King, and Mr. Marquardt were each granted an annual option to purchase 4,000 shares of Common Stock at an exercise price of $14.875 per share, which options vest on the fourth anniversary of the date of grant.

                                 PROPOSAL NO. 2

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors has selected Arthur Andersen LLP, independent auditors, to audit the consolidated financial statements of the Company for the fiscal year ending June 30, 1997, and recommends that stockholders vote for ratification of such appointment. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection.

     Arthur Andersen LLP has audited the Company's financial statements since 1991. Its representatives are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

VOTE REQUIRED

     The affirmative vote of a majority of the Votes Cast will be required to approve the ratification of the appointment of Arthur Andersen LLP as independent auditors of the Company for the fiscal year ending June 30, 1997.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS THE COMPANY'S INDEPENDENT AUDITORS.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth the annual and long-term compensation earned in each of the last three fiscal years by the Chief Executive Officer and each of the other four most highly compensated executive officers of the Company (the "Named Executive Officers"):

                                                                         LONG-TERM
                                                                        COMPENSATION
                                             ANNUAL COMPENSATION        ------------
                                           ------------------------      SECURITIES
                               FISCAL       SALARY                       UNDERLYING       ALL OTHER
NAME AND PRINCIPAL POSITION     YEAR         ($)        BONUS(1)($)     OPTIONS (#)    COMPENSATION ($)
---------------------------  -----------   --------     -----------     ------------   ----------------
Bruce N. Moore.............      1996      $285,732      $ 171,000              --         $  1,833(2)
  Chief Executive Officer
     and                         1995      $ 13,154(3)          --         400,000         $     31(2)
  President
Laurence B. Boucher(4).....      1996      $309,436      $ 186,000              --         $  2,647(2)
  Chairman of the Board          1995      $250,000             --              --         $  2,300(2)
                                 1994      $190,000      $  79,400              --               --
Robert A. Rogers...........      1996      $184,677      $  75,258              --         $    846(2)
  Vice President of              1995      $175,000             --          45,000         $    525(2)
     Manufacturing               1994      $166,558      $  49,200              --               --
Michael B. Stevens(5)......      1996      $120,000      $ 140,963(6)      107,000         $  8,597(7)
  Vice President of North
  American Sales
Raymond M. Villeneuve(8)...      1996      $169,918      $  56,973         104,800         $ 50,463(9)
  Vice President of
  Marketing

---------------
(1) Includes (in each fiscal year) bonuses earned during the fiscal year and paid in the subsequent fiscal year. Payments of bonuses were made pursuant to the Company's bonus programs.

(2) Group term life insurance.

(3) Includes three weeks salary and compensation.

(4) Mr. Boucher stepped down as Chairman of the Board of Directors on July 1, 1996 and is now serving the Company as a Director.

(5) Mr. Stevens was appointed as an executive officer of the Company on April 23, 1996.

(6) Includes $66,611 in sales commissions.

(7) Includes $6,600 auto allowance, $650 health club reimbursement and $1,347 group term life insurance.

(8) Mr. Villeneuve was appointed as an executive officer on December 5, 1995.

(9) Includes $50,000 for relocation expenses and $463 for group term life insurance.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth each grant of stock options made during the fiscal year ended June 30, 1996 to each of the Named Executive Officers:

                                                 INDIVIDUAL GRANTS                         POTENTIAL REALIZABLE
                            ------------------------------------------------------------     VALUE AT ASSUMED
                              NUMBER OF        PERCENT OF                                 ANNUAL RATES OF STOCK
                              SECURITIES      TOTAL OPTIONS                                 PRICE APPRECIATION
                              UNDERLYING       GRANTED TO                                  FOR OPTION TERM (4)
                               OPTIONS        EMPLOYEES IN    EXERCISE PRICE  EXPIRATION  ----------------------
NAME                        GRANTED(1)(#)    FISCAL YEAR(2)    ($/SHARE)(3)      DATE       5%($)       10%($)
--------------------------  --------------   ---------------  --------------  ----------  ----------  ----------
Bruce N. Moore............            --             --                --             --          --          --
Laurence B. Boucher.......            --             --                --             --          --          --
Robert A. Rogers..........            --             --                --             --          --          --
Michael B. Stevens........         7,000(5)        0.42%         $ 15.500       10/24/05  $   88,189  $  204,694
                                 100,000(5)        6.01%         $ 18.312       04/23/06  $1,202,616  $2,999,645
Raymond M. Villeneuve.....         4,800(6)        0.29%         $ 12.125       07/25/05  $   38,556  $   95,868
                                 100,000(6)        6.01%         $ 15.500       10/24/05  $1,259,843  $2,924,206

---------------
(1) Under the terms of the Company's Option Plan, the Board of Directors retains discretion, subject to plan limits, to modify the terms of outstanding options and to reprice the options.

(2) An aggregate of 1,663,150 options to purchase shares of Common Stock of the Company were granted to employees during the fiscal year ended June 30, 1996.

(3) The exercise price and tax withholding obligations related to exercise may be paid by delivery of shares that are already owned or by offset of the underlying shares, subject to certain conditions.

(4) This column shows the hypothetical gains or "option spreads" of the options granted based on assumed annual compound stock appreciation rates of 5% and 10% over the full ten-year term of the option. The 5% and 10% assumed rates of appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of future Common Stock prices.

(5) The options vest monthly over a period of 5 years beginning one month following April 1, 1996.

(6) 4,800 of these options vest monthly over 3 years beginning two years following July 15, 1995 and 100,000 vest monthly over 5 years beginning one month following the date of grant.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

     The following table provides certain information concerning the exercises of options by each of the executive officers named in the Summary Compensation Table above during the fiscal year ended June 30, 1996, including the aggregate value of gains on the date of exercise:

                                                              NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                             NUMBER OF                       UNDERLYING UNEXERCISED             IN-THE-MONEY
                              SHARES                        OPTIONS AT JUNE 30, 1996      OPTION AT YEAR-END($)(2)
                             ACQUIRED         VALUE        ---------------------------   ---------------------------
           NAME             ON EXERCISE   REALIZED($)(1)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
--------------------------  -----------   --------------   -----------   -------------   -----------   -------------
Bruce N. Moore............         --               --        80,000        320,000       $ 340,000     $  1,360,000
Laurence B. Boucher(3)....    233,333       $3,611,669        11,667        105,000       $ 160,421     $  1,443,750
Robert A. Rogers(3).......         --               --        18,999         56,001       $ 151,992     $    445,196
Michael B. Stevens........      4,000       $   57,250         9,816        112,684       $  44,700     $     80,175
Raymond M. Villeneuve.....         --               --        14,865         93,935       $  15,330     $     38,470

---------------
(1) Calculated by determining the difference between the closing price of the Company's Common Stock on The Nasdaq National Market on the date of exercise and the exercise price of the options.

(2) Calculated by determining the difference between the fair market value of the securities underlying the options at June 30, 1996 (the closing price of the Common Stock of the Company was listed on The Nasdaq National Market at $15.00 per share on June 30, 1996) and the exercise price of the options.

(3) Under the Company's Option Plan, certain of the options listed are immediately exercisable for all shares subject to the option, including shares that have not yet vested. However, unvested shares purchased upon early exercise of options are subject to repurchase by the Company, at its option, upon the optionee's termination of employment. This repurchase right lapses over time. Certain of the shares listed above were subject to repurchase by the Company on June 30, 1996.

SEVERANCE AND CHANGE IN CONTROL ARRANGEMENTS

     On June 7, 1995, the Company entered into an agreement with Bruce N. Moore, Chief Executive Officer, President and director, which provides, among other things, that in the case of (i) the termination of Mr. Moore for any reason other than for cause or (ii) an acquisition of the Company following which Mr. Moore elects not to continue his employment with the Company or the acquiror, Mr. Moore will be entitled to receive his salary and continue his participation in the Company's executive bonus program for a period of 12 months following such termination or acquisition. Mr. Moore's current annual base salary is equal to $350,000 and he is eligible for a bonus of up to 40% of his annual base salary pursuant to the Company's annual cash incentive program.

                      REPORT OF THE COMPENSATION COMMITTEE

     The following is the Report of the Compensation Committee of the Company, describing the compensation policies and rationale with respect to the compensation paid to the Company's executive officers for the fiscal year ended June 30, 1996. The information contained in the report shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended (the "Securities Act") or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), except to the extent that the Company specifically incorporates it by reference into such filing.

     TO: BOARD OF DIRECTORS

     The Compensation Committee administers the Company's executive compensation programs. The Compensation Committee for the fiscal year ended June 30, 1996 had two members. Messrs. David Marquardt and John A. Downer served on the Compensation Committee until the Annual Meeting of Stockholders in December 1995. Dr. W. Frank King replaced Mr. Downer as a member of the Compensation

Committee as of the Annual Meeting of Stockholders in December 1995 when Mr. Downer chose not to stand for re-election to the Board. All three members were non-employee directors of the Company. The Company's programs and policies are designed to enhance stockholder values by closely linking executive rewards with Company success.

     Auspex Systems, Inc.'s executive compensation program has three elements:

     - Base Salary

     - Annual Cash Incentive Plan

     - Stock Option Program

BASE SALARY

     The base salaries for the Company's executive officers for fiscal 1996 set forth in the Summary Compensation Table were determined by the Compensation Committee. See "Executive Compensation -- Summary Compensation Table." The Committee considers the recommendations made by the Chief Executive Officer for Company officers other than the Chief Executive Officer. In addition, the Committee retained the services of an outside compensation consulting firm. In its deliberations, the Committee took into consideration:

     - Salaries of officers in similar positions in similar sized and comparable high technology companies. This peer group of companies may be different than those of the companies incorporated in the stock performance graph inasmuch as they represent competitors for executive talent, rather than commercial competitors.

     - Company performance as measured by achievement of goals and objectives established at the start of the previous fiscal year.

     - Evaluations of each individual's contributions as made by the Chief Executive Officer (Chief Executive Officer's performance was evaluated independently by the Committee).

     - In addition, in Mr. Moore's case, his initial base salary was established by negotiations when he joined the Company in June 1995 as President and Chief Operating Officer.

ANNUAL CASH INCENTIVE PROGRAM

     The annual cash incentive plan is designed to reward participants for achievement of predetermined Company goals and objectives. Awards are only paid if the Company meets both its revenue and profit goals. These predetermined goals and objectives are designed to drive Company performance towards enhanced stockholder returns. During fiscal year 1996, awards were earned under this plan by Company officers, including the Chief Executive Officer, as set forth in the bonus column of the Summary Compensation Table. See "Executive
Compensation -- Summary Compensation Table."

STOCK OPTION PROGRAM

     During fiscal 1996, the Compensation Committee approved all grants made to executive officers or in amounts over 10,000 shares under the stockholder approved 1988 Stock Option Plan. The stock option program is designed to attract, retain and motivate Company officers and other participants by providing them with a meaningful stake in the Company's long-term success.

     In making its determinations, the Committee takes into consideration:

     - Grants made to similar positions in comparable high technology companies;

     - Participant's contributions to Company performance, both short and long-term;

     - Prior grants, especially as they relate to the number of options vested and unvested; and

     - Impact that total option grants made to all participants have on dilution of current stockholder ownership and Company earnings.

     Option grants made to the Named Executive Officers are set forth in the table of option grants in the last fiscal year set forth in this Proxy Statement. See "Executive Compensation -- Option Grants in Last Fiscal Year."

CHIEF EXECUTIVE COMPENSATION

     Mr. Laurence B. Boucher served as Chief Executive Officer through December 1995. Mr. Bruce N. Moore was promoted to Chief Executive Officer from President and Chief Operating Officer in January 1996. The Committee has independently reviewed the compensation of the Chief Executive Officer. The Committee's recommendation to the full Board of Directors was based upon the same criteria used to evaluate the other Company officers, i.e., independent outside source of compensation data, Company performance, individual performance and overall contribution to the Company's short and long-term objectives.

     Utilizing this criteria, the Committee increased Mr. Boucher's base salary by $60,000 for fiscal year 1996 in order to recognize his contribution to the Company and recognize his level of responsibility versus that of other corporate officers of the Company. In addition, a bonus of $186,000 was earned for fiscal year 1996 by Mr. Boucher under the Company's annual cash incentive program. No stock options were granted to Mr. Boucher during fiscal year 1996. The Committee established Mr. Moore's base salary at $285,000 through negotiations with Mr. Moore when he was hired by the Company as President and Chief Operating Officer. Mr. Moore also received a bonus of $171,000 for fiscal year 1996 under the Company's annual cash incentive program. No stock options were granted to Mr. Moore during fiscal year 1996.

     All evaluation and consideration of adjustments in Messrs. Boucher's and Moore's compensation were made independently by the Compensation Committee and in Messrs. Boucher's and Moore's absence from the proceedings.

     The foregoing report has been furnished by the Compensation Committee of the Board of Directors of Auspex Systems, Inc.

                                          Compensation Committee

                                          W. Frank King
                                          David F. Marquardt

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During fiscal year 1996, the Compensation Committee consisted of Dr. W. Frank King and Mr. David F. Marquardt. The Company is not aware of any interlocks or insider participation required to be disclosed under applicable rules of the Securities and Exchange Commission.

                              COMPANY PERFORMANCE

     The following graph compares the cumulative total return to stockholders of the Company's Common Stock since May 11, 1993 (the date the Company first became subject to the reporting requirements of the Exchange Act) to the cumulative total return over such period of (i) The Nasdaq Stock Market (U.S. Companies) and (ii) the Hambrecht & Quist Technology Index. The information contained in the performance graph shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates it by reference into such filing.

     The graph assumes that $100 was invested on May 11, 1993 in the Company's Common Stock at the initial public offering price of $12.00 per share in each index, and that all dividends were reinvested. No dividends have been declared or paid on the Company's Common Stock. Stockholder returns over the period indicated should not be considered indicative of future stockholder returns.

                 HAMBRECHT & QUIST INDEX PRODUCTS AND SERVICES:
                       1996 PROXY PERFORMANCE GRAPH DATA

                               PERFORMANCE GRAPH

                                5/11/93    Jun-94    Sep-94    Dec-94    Mar-95    Jun-95    Sep-95    Dec-95    Mar-96    Jun-96
                                -------    ------    ------    ------    ------    ------    ------    ------    ------    ------
Auspex Systems                  $100.00    $ 41.67   $ 44.79   $ 56.25   $ 76.04   $104.17   $130.21   $152.06   $148.96   $125.00

H&Q Technology Index            $100.00    $103.32   $117.87   $128.14   $142.62   $173.01   $197.02   $192.40   $196.24   $205.25

The Nasdaq Stock Market--
  U.S. Index                    $100.00    $104.02   $112.63   $111.35   $121.99   $138.85   $155.56   $157.46   $164.80   $178.26

                      CERTAIN TRANSACTIONS WITH MANAGEMENT

     In December 1992, Mr. James H. Lawson, Vice President of Sales, exercised options to purchase 20,000 and 80,000 shares of Common Stock from the Company by giving his unsecured demand promissory notes in the principal amounts of $8,000 and $128,000, respectively, each bearing interest of 4.03% per annum. As of August 16, 1995, Mr. Lawson owed the Company $2,817 and $85,990, respectively, pursuant to these notes, which were the highest balances owed to the Company under these notes during fiscal year 1996. As of June 30, 1996, Mr. Lawson paid in full the first note and owed the Company $45,754 pursuant to the second note. On August 16, 1996, Mr. Lawson paid in full the remaining outstanding amount due under the second note.

     In December 1992, Ms. Esther Lee, Chief Financial Officer, exercised options to purchase 50,000 shares of Common Stock from the Company by giving her unsecured note in the amount of $80,000 bearing interest of 4.03% per annum. As of November 28, 1995, Ms. Lee owed the Company $89,887, which was the highest balance owed to the Company under this note during fiscal year 1996. On November 28, 1996, Ms. Lee paid in full the remaining balance of $89,887 due to the Company for this note.

     The Company has entered into indemnification agreements with its directors and executive officers. Such agreements require the Company to indemnify such individuals to the fullest extent permitted by Delaware law if certain claims are brought against them in their capacities with the Company.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth as of September 1, 1996 (except as set forth in the footnotes) certain information with respect to the beneficial ownership of the Company's Common Stock by (i) each person known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each director of the Company, (iii) each executive officer of the Company listed in the Summary Compensation Table above, and (iv) all directors and executive officers as a group. The Company knows of no agreements among its stockholders which relate to voting or investment power of its shares of Common Stock.

                                                                        SHARES OF COMMON STOCK
                                                                         BENEFICIALLY OWNED(1)
                                                                        -----------------------
                                                                                      PERCENTAGE
     DIRECTORS, EXECUTIVE OFFICERS AND FIVE PERCENT STOCKHOLDERS         NUMBER       OWNERSHIP
----------------------------------------------------------------------  ---------     ---------
Warburg, Pincus Counsellors, Inc.(2)(3)...............................  1,876,199        7.8%
  466 Lexington Avenue
  New York, NY 10017
Nevis Capital Management, Inc.(2)(4)..................................  1,260,000        5.3%
  1119 St. Paul Street
  Baltimore, MD 21202
Bruce N. Moore(5).....................................................    108,498          *
Laurence B. Boucher(6)................................................    710,547        2.9%
Robert A. Rogers(7)...................................................    160,129          *
Michael B. Stevens(8).................................................     27,232          *
Raymond M. Villeneuve(9)..............................................     29,907          *
R. Stephen Cheheyl(10)................................................      9,000          *
W. Frank King(11).....................................................      8,000          *
David F. Marquardt(12)................................................     80,283          *
All current officers and directors as a group (15) persons(13)........  1,466,709        6.0%

---------------
   * Less than 1%.

 (1) Includes shares subject to outstanding options that are currently exercisable or exercisable within 60 days of September 1, 1996. Options granted by the Company prior to its initial public offering in May 1993 are immediately exercisable for all shares subject to the option, including shares that have not yet vested and therefore such options held by certain parties named in the table have been treated as currently exercisable. However, the Company has a right to repurchase, upon the optionee's termination of employment, any unvested shares acquired by the optionee through the early exercise of options. This repurchase right lapses over time.

 (2) Number of shares beneficially owned based solely upon a Schedule 13F filed with the SEC in June 1996.

 (3) All shares are beneficially held by Warburg, Pincus Counsellors, Inc. ("Warburg") as a result of serving as an investment advisor to various investment accounts. Warburg has sole voting power as to 798,200 shares, shared voting power as to 772,770 shares, sole dispositive power as to 1,840,000 shares and shared dispositive power as to 36,000 shares.

 (4) Nevis Capital Management, Inc. has sole voting and dispositive power as to 1,260,000 shares.

 (5) Includes options exercisable for 106,666 shares of Common Stock pursuant to the Company's 1988 Stock Option Plan which have not been exercised.

 (6) Includes 371,300 held directly by Mr. Boucher and 240,000 held indirectly. Includes options exercisable for 99,167 shares of Common Stock pursuant to the Company's 1988 Stock Option Plan which have not been exercised.

 (7) Includes options exercisable for 19,999 shares of Common Stock pursuant to the Company's 1988 Stock Option Plan which have not been exercised.

 (8) Includes options exercisable for 18,349 shares of Common Stock pursuant to the Company's 1988 Stock Option Plan which have not been exercised.

 (9) Includes options exercisable for 21,799 shares of Common Stock pursuant to the Company's 1988 Stock Option Plan which have not been exercised.

(10) Includes options exercisable for 4,000 shares of Common Stock pursuant to the Company's 1993 Director's Stock Option Plan which have not been exercised.

(11) Includes options exercisable for 8,000 shares of Common Stock pursuant to the Company's 1993 Director's Stock Option Plan which have not been exercised.

(12) Includes options exercisable for 12,000 shares of Common Stock pursuant to the Company's 1993 Director's Stock Option Plan which have not been exercised.

(13) Includes 382,701 shares subject to stock options held by officers and directors that are exercisable within 60 days of September 1, 1996.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act and regulations of the Securities and Exchange Commission (the "SEC") thereunder require the Company's executive officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of initial ownership and changes in ownership with the SEC. Based solely on its review of copies of such forms received by the Company, or on written representations from certain reporting persons that no other reports were required for such persons, the Company believes that, during or with respect to the fiscal year ending June 30, 1996, all of the Section 16(a) filing requirements applicable to its executive officers, directors and 10% stockholders were complied with.

                                 OTHER MATTERS

     The Company knows of no other matters to be brought before the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the accompanying proxy to vote the shares represented as the Board of Directors may recommend.

                                          THE BOARD OF DIRECTORS


                                          /s/  Henry P. Massey, Jr.
                                          Henry P. Massey, Jr.
                                          Secretary

Dated: October 22, 1996

                                  DETACH HERE



         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

P                             AUSPEX SYSTEMS, INC.
R
O              5200 Great America Parkway, Santa Clara, CA 95054
X
Y                     1996 ANNUAL MEETING OF STOCKHOLDERS


        The undersigned stockholder of Auspex Systems, Inc., a Delaware corporation (the "Company"), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated October 22, 1996 and hereby appoints Bruce N. Moore and Ken L. Robertson, or either of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 1996 Annual Meeting of Stockholders of Auspex Systems, Inc. to be held on December 6, 1996 at 9:00 a.m. local time, at the Santa Clara Convention Center, Conference Room 207, located at 5001 Great America Parkway, Santa Clara, California, and at any adjournment(s) thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below.

        This proxy, when properly executed, will be voted as directed, or, if no contrary direction is indicated, will be voted FOR the election of Class 1 directors, FOR the ratification of the appointment of Arthur Andersen LLP as independent auditors, and as said proxies deem advisable on such other matters as may properly come before the meeting.

                                                                SEE REVERSE
                                                                    SIDE

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

                                  DETACH HERE

     Please mark
/X/  voter, as in
     this example.

1. To elect three (3) Class 1 directors of the Company
   each to serve for a two-year term.
                                                                                                 FOR   AGAINST  ABSTAIN
   Nominees: W. Frank King, Bruce N. Moore and David F.    2. To ratify the appointment of
             Marquardt                                        Arthur Andersen LLP as inde-      /  /     /  /     /  /
                                                              pendant auditors of the
                     FOR     WITHHELD                         Company for the year ending
                                                              June 30, 1997.
                     /  /      /  /
                                                           3. To transact such other business as may properly come
                                                              before the meeting or any postponements or adjournments
                                                              thereof.

To withhold authority to vote for any
individual nominee, write that nominee's
name on the space provided above.
                                                                MARK HERE
                                                               FOR ADDRESS
                                                                CHANGE AND     /  /
                                                               NOTE AT LEFT

                                                               (This Proxy should be marked, dated, signed by the
                                                               stockholder(s) exactly as his or her name appears
                                                               hereon, and returned promptly in the enclosed envelope.
                                                               When shares are held by joint tenants, both should sign.
                                                               When signing as attorney, as executor, administrator,
                                                               trustee or guardian, please give full title as such. If
                                                               a corporation, please sign in full corporate name by
                                                               president or other authorized officer. If a partnership,
                                                               please sign in partnership name by authorized person.)

Signature:                                     Date:           Signature:                                        Date:

